FIRST INDIANA CORPORATION

    Articles of Incorporation and Bylaws

          ARTICLES OF INCORPORATION
                     OF
          FIRST INDIANA CORPORATION

                  ARTICLE I
               IDENTIFICATION

     Section 1.01. Name.  The name of this corporation is First
Indiana Corporation.

     Section 1.02. Registered Agent. The address of this corporation's principal office in the State of Indiana is First Indiana Plaza, 135 North Pennsylvania Street, in the City of Indianapolis, County of Marion, 46204. The name of its registered agent at such address is Robert H. McKinney.

                 ARTICLE II
                   PURPOSE

     The purpose of this corporation is the transaction of any and all lawful business for which corporations may be incorporated under the General Corporation Act of the State of Indiana.

                 ARTICLE III
                CAPITAL STOCK

     Section 3.01. Amount. The total number of shares of all classes of stock which the corporation shall have authority to issue is thirty-five million (35,000,000), of which thirty-three million
(33,000,000) shall be common stock, par value $.01 per share, and two million (2,000,000) shall be serial preferred stock, par value $.01 per share.

     Section 3.02. Terms of Preferred Stock. The shares of preferred stock may be issued from time to time in one or more series.
The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

     Section 3.03. Terms of Common Stock. The shares of common stock may be issued from time to time. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock. Except as provided in Article VIII, every holder of common stock shall have the right, at every stockholders' meeting, to one vote for each share standing in his name on the books of the corporation.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

     In the event of any liquidation, dissolution or winding up of this corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the common stock, and any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of this corporation, to receive the remaining assets of this corporation available for distribution, in cash or in kind.

     Section 3.04. Series A Junior Participating Preferred Stock.

     (a) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be one million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     (b) Dividends and Distributions.
      (1) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common
Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first
Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common
Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (b)(1) of this
Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common
Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly
Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent
Quarterly Dividend Payment Date.

     (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly
Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     (c)Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the oustanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common
Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (2) Except as otherwise provided herein, in any other section of these Articles creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (3) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (d) Certain Restrictions.

     (1) Whenever quarterly dividends or other dividends or distribtions payable on the Series A Preferred Stock as provided in subsection (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii)redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

     (e)  Reacquired Shares.  Any shares of Series A Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in this section or elsewhere in these Articles, including but not limited to a section of these Articles creating another series of Preferred Stock or any similar stock, or as otherwise required by law.

     (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common
Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (h) No Redemption. The shares of Series A Prefererd Stock shall not be redeemable.

     (i) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     (j)  Amendment.  The Articles of Incorporation of the
Corporation and its bylaws shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


                 ARTICLE IV
             BOARD OF DIRECTORS

     Section 4.01. General. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors except as may be otherwise provided by law or these Articles of Incorporation. The authorized number of directors shall in no case be fewer than five (5). The exact number of directors shall be fixed in the Bylaws.

     Section 4.02. Election of Directors. When the board of directors consists of nine (9) or more members, there shall be three (3) classes of directors, each class to be as nearly equal in number as possible. The directors of the first class shall hold office for a term expiring at the annual meeting in 1987; directors of the second class shall hold office for a term expiring at the annual meeting in 1988; and directors of the third class shall hold office for a term expiring at the annual meeting in 1989.

     At each annual election beginning at the annual meeting of stockholders in 1987, the successors to the class of directors whose term then expires shall be elected to hold office for a term of three (3) years, to succeed those directors whose term expires, so that the term of one (1) class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall have designated one (1) or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes of directors.

     Notwithstanding the requirement that the three (3) classes of directors shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors.

     Section 4.03. Newly Created Directorships and Vacancies.
Any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or sole remaining director so to act, by the stockholders at the next election of directors. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three (3) classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one (1) class, the increase or decrease may be allocated to any such class the board of directors selects in its discretion. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     Section 4.04. Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a two-thirds (2/3) majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose, or by a two-thirds (2/3) majority vote of the entire board of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the corporation, in a matter of substantial importance to the corporation and such conviction or adjudication is no longer subject to direct appeal. At lease twenty (20) days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

                  ARTICLE V
            BUSINESS COMBINATIONS

     Section 5.01. Rights of Stockholders. Except as otherwise expressly provided in Section 5.02 of this Article V, a Business Combination (as hereinafter defined) shall be approved only upon the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Stock (as hereinafter defined) of this corporation voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be provided, by law or regulation.

     Section 5.02. Exceptions. The provisions of Section 5.01 of this Article V shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote of a majority of the Voting Stock except otherwise as required by law, regulation or any other provision of these Articles of Incorporation, if all of the conditions in either of the following Subsections (1) or (2) are met:

          (1) Approval by directors. The Business Combination has been approved by a two-thirds (2/3) vote of all the Continuing Directors (as hereinafter defined); or

          (2) Combination with subsidiary.  The Business
Combination is solely between this corporation and a subsidiary of this corporation and such Business Combination does not have the direct or indirect effect set forth in Subsection 5.03(2)(e) of this Article V.

     Section 5.03. Certain Definitions. For purposes of this Article V and of Article VI:

     (1) The term "person" means any individual, corporation, partnership, bank, association, joint stock company, trust, syndicate, unincorporated organization or similar company, or a group of two or more of the foregoing who act or agree to act together for the purpose of acquiring, holding, voting or disposing of securities of the corporation, or who seek to combine or pool their voting or other interests in the equity securities of the corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     (2) "Business Combination" means any of the following transactions, when entered into by this corporation or a subsidiary of this corporation with, or upon a proposal by, a Related Person:

          (a) the acquisition, merger or consolidation of this corporation or any subsidiary of this corporation; or

          (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of this corporation or any subsidiary of this corporation having an aggregate fair market value of equal to at least five percent (5%) of the consolidated assets of this corporation and its subsidiaries; or

          (c) the issuance or transfer by this corporation or any subsidiary of this corporation (in one or a series of transactions) of securities of this corporation or that subsidiary having an aggregate fair market value equal to at least five percent (5%) of the consolidated assets of this corporation and its subsidiaries; or

          (d) the adoption of a plan or proposal for the liquidation or dissolution of this corporation; or

          (e) the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of this corporation or any subsidiary of this corporation.

     (3) "Related Person" means any person (other than this corporation, a subsidiary of this corporation, or any profit sharing, employee stock ownership or other employee benefit plan of this corporation or a subsidiary of this corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on January 1, 1986) of more than ten percent (10%) of the outstanding Voting Stock of this corporation, and any Affiliate or Associate of any such person.

     (4) "Continuing Director" means with respect to a particular
Related Person or a proposal by such a Related Person, any member of the board of directors of this corporation who was a member of the board of directors of this corporation immediately prior to the time that the Related Person became a Related Person, and any director who is recommended or nominated to succeed a Continuing Director, or to fill a vacancy on the board of directors, by a majority of the Continuing Directors.

     (5) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

     (6) "Voting Stock" means all outstanding shares of the common or preferred stock of this corporation entitled to vote generally in the election of directors and each reference to a proportion of Voting Stock shall refer to shares having such proportion of the number of shares entitled to be cast.

     Section 5.04. Determinations by Continuing Directors. A two-thirds (2/3) majority of all Continuing Directors shall have the power to make all determinations with respect to this Article V, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, and the time at which a Related Person became a Related Person, and any such determinations of such Continuing Directors shall be conclusive and binding.

     Section 5.05. Fiduciary Obligations. Nothing contained in this Article V shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     Section 5.06. Amendment. The affirmative vote of at least two-thirds (2/3) of the total votes eligible to be cast at a legal meeting of stockholders shall be required to amend, repeal or adopt any provisions inconsistent with this Article V. Notwithstanding the foregoing, this section shall be inapplicable and the provisions of Article IX shall control in the event such action to amend, repeal or adopt provisions inconsistent with this Article V is approved by a two-thirds (2/3) majority of the Continuing Directors.

                 ARTICLE VI
            NON-MONETARY FACTORS

     The board of directors of this corporation, when evaluating any offer of another person, (1) to make a tender or exchange offer for any equity security of the corporation or (2) to effect a Business
Combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation as a whole, be authorized to give due consideration to such factors as the board of directors determines to be relevant, including, without limitation: (a) the interests of the corporation's stockholders; (b) whether the proposed transaction might violate federal or state laws; (c) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the corporation's financial condition and future prospects; and (d) the social, legal and economic effects upon employees, customers and others having relationships with the corporation, and the communities in which the corporation conducts business.

     In connection with any such evaluation, the board of directors is authorized to conduct such investigations and to engage in such legal proceedings as the board of directors may determine.

                 ARTICLE VII
    STOCKHOLDER NOMINATIONS AND PROPOSALS

     Stockholder nominations of persons for election as directors of this corporation and stockholder proposals must, in order to be voted upon, be made in writing and delivered to the secretary of this corporation at least sixty (60) days prior to the date of the annual meeting at which such nominations or proposals are proposed to be voted upon; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days from that of the prior year's annual meeting, such nominations or proposals must be so delivered not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders. Stockholder nominations of persons for election as directors of this corporation and stockholder proposals must be in such form and contain such information as prescribed in the Bylaws.

                ARTICLE VIII
      COMPLIANCE WITH FEDERAL LAWS AND
                 REGULATIONS

     To promote compliance with the National Housing Act, as now or hereafter amended, including the Change in Savings and Loan
Control Act, and the Savings and Loan Holding Company Act
(collectively, the "Acts"), and regulations of the Federal Home Loan
Bank Board and the Federal Savings and Loan Insurance Corporation
(the "FHLBB Regulations"), the board of directors may (i) prohibit the ownership, voting or transfer of any portion of the corporation's outstanding capital stock to the extent the ownership, voting or transfer of such portion would violate or reasonably appear to violate any provision of the Acts or the FHLBB Regulations; or (ii) place such restrictions on the ownership, voting or transfer of any such portion of the corporation's capital stock as the board of directors in its reasonable judgment deems necessary to protect the corporation or the corporation's other stockholders from the effects of an apparent violation of the Acts or the FHLBB Regulations.

                 ARTICLE IX
     AMENDMENT AND REPEAL OF ARTICLES OF
                INCORPORATION

     This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the foregoing, the approval of at least a two-thirds (2/3) majority of the directors then in office (or such greater proportion of directors and stockholders as may otherwise be required pursuant to any specific provision of these Articles of Incorporation) shall be required to amend, alter, repeal or change any provision of these Articles of Incorporation.

                  ARTICLE X
       AMENDMENT AND REPEAL OF BYLAWS

     Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.



                   BYLAWS
                     OF
          FIRST INDIANA CORPORATION

                  ARTICLE I
                   OFFICES

     Section 1. Principal Office.  First Indiana Corporation
(hereinafter referred to as the "Corporation") shall at all times maintain a principal office in the State of Indiana, which, except as otherwise determined by the Board of Directors of the Corporation (hereinafter referred to as the "Board"), shall be in the City of Indianapolis, County of Marion.

     Section 2. Other Offices. The Corporation may also have offices at such other places within or without the State of Indiana as the Board shall from time to time designate or the business of the Corporation shall require.

                 ARTICLE II
                STOCKHOLDERS

     Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at such places within or without the State of Indiana as may from time to time be designated by the Board and specified in the notice of meeting.

     Section 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at 10:00 a.m. on the fourth Thursday of March, if not a legal holiday, and if a legal holiday, then on the next day following such day which is not a legal holiday or at such other date and time as the Board may determine and specify in the notice of the meeting. Failure to hold the annual meeting at the designated time shall not work any forfeiture or dissolution of the Corporation.

     Section 3. Special Meetings. A special meeting of the stockholders may only be called (1) by the Chairman, (2) by the President, (3) by a majority of the entire Board, (4) or by stockholders holding not less than twenty-five percent (25%) of all shares outstanding and entitled by the Articles of Incorporation of the Corporation to vote on the business proposed to be transacted thereat, upon delivery to the Corporation's Secretary of one (1) or more signed and dated written demands for the meeting describing the purpose or purposes for which it is to be held. Business transacted at any special meeting of the stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.

     Section 4. Conduct of Meetings. Annual and special meetings of the stockholders shall be conducted in accordance with Indiana law unless otherwise prescribed by these Bylaws. The Chairman, or in the absence of the Chairman, the highest ranking officer of the Corporation who is present, or such other person as the Board shall have designated, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, if present at the meeting, shall be the secretary of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint. The chairman of any meeting of the stockholders, unless otherwise prescribed by law or regulation or unless the Chairman has otherwise determined, shall determine the order of business and the procedure at the meeting.

     Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the stockholders is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Secretary or the directors requesting the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II. When any meeting of the stockholders, either annual or special, is adjourned for more than thirty (30) days or if, after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any other adjourned meeting of the stockholders, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose under Indiana law, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be less than ten (10) days and not more than the maximum number of days before the date of such meeting allowed by law, nor more than the maximum number of days prior to any other action allowed by law.

     Section 7. Voting Lists. The Secretary of the Corporation, or other officer or agent of the Corporation having charge of the stock transfer books for shares of the capital stock of the Corporation, shall prepare and make, at least five (5) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the Corporation's principal office. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder present at the meeting. The stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the stock transfer books, or to vote in person or by proxy at any meeting of stockholders.

     Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote at a meeting of the stockholders, represented in person or by proxy, shall constitute a quorum at a meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as otherwise provided in Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 9. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of Indiana law.

     Section 10. Voting by the Corporation. Neither treasury shares of its own capital stock held by the Corporation, nor shares held by another corporation, a majority of the shares of which entitled to vote for the election of directors are held by the Corporation, shall be entitled to vote or be counted for quorum purposes at any meeting of the stockholders; provided, however, that the Corporation may vote shares of its capital stock held by it, or by any such other corporation, if such shares of capital stock are held by the Corporation or such other corporation in a fiduciary capacity.

     Section 11. Nominating Committee. The Board shall act as a nominating committee for selecting the management nominees for election as directors. In accordance with the Articles of Incorporation, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation at least sixty (60) days prior to the date of the annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days from that of the prior year's annual meeting, such stockholder nominations must be so delivered not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. Such stockholder nominations shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, and (iii) such person's written consent to serve as a director, if elected; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the class and the number of shares of the Corporation which are owned of record by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Corporation, that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consent. Ballots bearing the names of all the persons duly nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting.

     Section 12. New Business. Any new business to be taken up at the annual meeting of the stockholders shall be stated in writing and filed with the Secretary of the Corporation at least sixty (60) days before the date of the annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty
(30) days from that of the prior year's annual meeting such stockholder proposals must be so stated and filed not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. All business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be considered at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the stockholders of reports of officers, directors, and committees, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

                 ARTICLE III
             BOARD OF DIRECTORS

     Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board except as may be otherwise provided by law or the Articles of Incorporation. The Board shall annually elect from among its members a Chairman, a President and may elect (1) or more Vice Chairmen of the Board. The Chairman shall preside at all meetings of the Board.

     Section 2. Number. The Board shall consist of nine (9) members.

     Section 3. Election of Directors. There shall be three (3) classes of directors, each class to be as nearly equal in number as possible. The directors of the first class shall hold office for a term expiring at the annual meeting in 1987; directors of the second class shall hold office for a term expiring at the annual meeting in 1988; and directors of the third class shall hold office for a term expiring at the annual meeting in 1989.

     At each annual election beginning at the annual meeting of stockholders in 1987, the successors to the class of directors whose term then expires shall be elected to hold office for a term of three (3) years, to succeed those directors whose term expires, so that the term of one class of directors shall expire each year, unless, by reason of any intervening changes in the authorized number of directors, the Board shall have designated one (1) or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the requirement that the three (3) classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior resignation, disqualification, disability or removal. There shall be no cumulative voting in the election of directors.

     Section 4. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the stockholders or at such other place as may be designated by the Board. Additional meetings shall be held at such time as the Board shall fix at such places within or without the State of Indiana as shall be fixed by the Board.
No call shall be required for regular meetings for which the time and place has been fixed.

     Section 5. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman, or in his absence or disability, the President, or in the absence or disability of both of them, a majority of the remaining directors. The persons authorized to call special meetings of the Board may fix any place as the place for holding any special meeting of the Board called by such persons.

     Section 6. Participation in Meetings. Members of the Board may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.

     Section 7. Notice. The persons authorized to call special meetings of the Board shall cause the Secretary of the Corporation to give written or oral notice of the meeting, specifying the time and place of the meeting, to each director, either personally, by mailing, or by telegram, at least twenty-four (24) hours in advance of the meeting.
Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except in the event a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     Section 8. Quorum. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by
Section 7 of this Article III.

     Section 9. Manner of Acting. Unless otherwise prescribed in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 11. Resignation. Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof. More than three (3) consecutive absences from regular meetings of the Board, unless excused by resolution of the Board, shall automatically constitute a resignation, effective when such resignation is accepted by the Board.

     Section 12. Vacancies. Any vacancy occurring in the Board may be filled in accordance with the Articles of Incorporation.

     Section 13. Compensation. By resolution of the Board, a reasonable fixed sum, and reasonable expenses of attendance, if any, for actual attendance at each regular or special meeting of the Board may be paid to directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board may determine.

     Section 14. Presumption of Assent.  A director of the
Corporation who is present at a meeting of the Board at which action is taken shall be presumed to have assented to the action taken unless his dissent or absention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 15. Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least two-thirds (2/3) majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose, or by a two-thirds (2/3) majority vote of the entire Board. Cause for removal of a director shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such conviction or adjudication is no longer subject to direct appeal.

                 ARTICLE IV
       EXECUTIVE AND OTHER COMMITTEES

     Section 1. Appointment. The Board, by resolution adopted by a majority of the Board, may designate the Chairman, the President and one (1) or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the Board, or any director, of any responsibility imposed by law or regulation.

     Section 2. Authority.  The Executive Committee, when the
Board is not in session, shall have and may exercise all of the authority of the Board except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, or as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws.

     Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board following his designation and until a successor is designated as a member of the Executive Committee.

     Section 4. Meetings.  Regular meetings of the Executive
Committee may be held without notice at such times and places as the Executive Committee may fix from time to time. Special meetings of the Executive Committee may be called by the Chairman, or in his absence or disability, by the President, or in the absence or disability of both of them, by a majority of the remaining members of the Executive Committee upon not less than one (1) day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     Regular or special meetings may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other.

     Section 5. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive
Committee.

     Section 7. Vacancies.  Any vacancy in the Executive
Committee may be filled by a resolution adopted by a majority of the Board.

     Section 8. Resignations and Removal.  Any member of the
Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Board. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman or the President. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

     Section 9. Procedure. The Chairman shall be presiding officer of the Executive Committee, or, in his absence or disability, the President, or in the absence or disability of both of them, such other person as may be elected by a majority of the members present. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board for its information at the meeting thereof held next after the proceedings shall have been taken.

     Section 10. Other Committees. The Board may by resolution establish an audit committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution and procedures thereof.

                  ARTICLE V
                  OFFICERS

     Section 1. Positions. The officers of the Corporation shall be a Chairman, a Vice Chairman, a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board. The Chairman shall be the Chief Executive Officer, and the President shall be the Chief Operating Officer. The Vice Chairman shall perform the duties of the Chairman in the absence or disability of the Chairman. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board may designate one (1) or more Vice Presidents as Executive Vice President or Senior Vice President. The Board may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board may from time to time authorize or determine. In the absence of action by the Board, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not by itself create any contractual rights. The Board may authorize the Corporation to enter into an employment contract with any officer, but no contract shall impair the right of the Board to remove any officer at any time in accordance with
Section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

     Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority vote of the Board for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board.

                 ARTICLE VI
    CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. To the extent permitted by applicable law, the Articles of Incorporation or these Bylaws, the Board may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one (1) or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board may select.

                 ARTICLE VII
               INDEMNIFICATION

     The Corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation against all liability and reasonable expense incurred or suffered by such person in connection therewith, if:

     (a)  the individual's conduct was in good faith; and

     (b)  the individual reasonably believed:

          (i) in the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in its best interests; and

          (ii) in all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests; and

     (c) in the case of any criminal proceeding, the individual either:

          (i) had reasonable cause to believe the individual's conduct was lawful; or

          (ii) had no reasonable cause to believe the individual's conduct was unlawful.

     The terms used in this Article VII shall have the same meaning as set forth in Indiana Code 23-1-37. Nothing contained in this Article VII shall limit or preclude the ability of the Corporation to otherwise indemnify or to advance expenses to any director, officer, employee or agent.

                ARTICLE VIII
 CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman or any other officer of the Corporation authorized by the Board, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares issued and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe as sufficient to indemnify the Corporation against any claim that may be made against it on account of such loss, theft or destruction.

     Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                 ARTICLE IX
                  DIVIDENDS

     Subject to applicable law, the Articles of Incorporation or these Bylaws, the Board may, from time to time, declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

                  ARTICLE X
      SECURITIES OF OTHER CORPORATIONS

     Unless otherwise ordered by the Board, the Chairman shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board may, from time to time, confer like powers upon any other person or persons.

                 ARTICLE XI
          FISCAL YEAR, ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board.

                 ARTICLE XII
               CORPORATE SEAL

     The corporate seal of the Corporation, if any, shall be in such form as the Board shall prescribe.

                ARTICLE XIII
                 AMENDMENTS

     These Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.

                 ARTICLE XIV
   NONAPPLICABILITY OF CERTAIN PROVISIONS
   OF THE INDIANA BUSINESS CORPORATION LAW

     Notwithstanding any election by the Board of Directors to have the Corporation governed by the provisions of the Indiana Business Corporation Law, IC 23-1-42 of the Indiana Business Corporation Law shall not apply to "control share acquisitions" (as that term is defined in IC 23-1-42-2) of shares of capital stock of the Corporation.